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                       [This Space For Recording Use only]

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                                    MORTGAGE,

                        SECURITY AGREEMENT AND FINANCING
                      STATEMENT (INCLUDING FIXTURE FILING)

                          Dated as of December 15, 2004

                                     between

                                  REXUS L.L.C.,
                                  as Mortgagee

                                       and

                              ITT INDUSTRIES, INC.,
                                  as Mortgagor

LOCATION OF SECURITY PROPERTY:

Street Address: 100 Kingsland Road
                Clifton, New Jersey
County:         Passaic
Block:          83.01
Lot:            1.01

                              Record and Return to:

                                    Jones Day
                              222 East 41st Street
                               New York, NY 10017
                      Attention: Leonard C. Pojednic, Esq.

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                      [This Space For Recorder's Use Only]

                        MORTGAGE, SECURITY AGREEMENT AND
                 FINANCING STATEMENT (INCLUDING FIXTURE FILING)

      THIS MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT (INCLUDING FIXTURE FILING), dated as of December 15, 2004 (this "Mortgage"), between REXUS L.L.C., a Delaware limited liability company with an address at c/o Societe Generale, (Canada), as Lessor Administrator, 1501 McGill College, Bureau 1800, Montreal, Quebec, H3A 3MB, Canada as the Mortgagee (the "Mortgagee"), and ITT INDUSTRIES, INC., an Indiana corporation, with an address at 4 West Red Oak Lane, White Plains, New York 10604, as Mortgagor (the "Mortgagor"). For purposes of this Mortgage, capitalized terms used herein and not otherwise defined herein or in Schedule IV hereto shall have the meanings assigned to them in Appendix A to the Master Lease (as defined below), and the rules of interpretation set forth in such Appendix A shall apply to this Mortgage.

      WHEREAS, pursuant to a Participation Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Participation Agreement"), among the Mortgagee, the Mortgagor, and the Investors named therein, the Investors and the Mortgagee have agreed to finance the acquisition from Mortgagor of the six properties identified in the Operative Documents (the "Other Properties");

      WHEREAS, Mortgagee and Mortgagor have executed that certain Master Lease and Deed of Trust, Deed to Secure Debt and Mortgage dated as of the date hereof (the "Master Lease"), as supplemented by that certain Lease Supplement, dated as of the date hereof (the "Related Lease Supplement"), pursuant to which the Mortgagee leased to the Mortgagor the Other Properties which term includes all Improvements thereon and all other improvements now located or which hereafter may be constructed thereon and all Appurtenant Rights with respect thereto;

      WHEREAS, all Obligations of Mortgagor to Mortgagee and the Investors under the Master Lease and the other Operative Documents are personal, full recourse obligations of Mortgagor;

      WHEREAS, Mortgagor is the sole owner of the land described in Schedule I hereto and all buildings and improvements located or to be located thereon and all Appurtenant Rights with respect thereto and all equipment (the "Subject Property");

      WHEREAS, pursuant to the Participation Agreement, the Master Lease and the other Operative Documents, Mortgagor has agreed to deliver to Mortgagee this Mortgage for the purpose of securing all Obligations of Mortgagor to Mortgagee under the Participation Agreement, the Master Lease and the other Operative Documents; and

      WHEREAS, Mortgagee's receipt of this Mortgage is a requirement and precondition of the Participation Agreement and the other Operative Document:

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Grant of Mortgage Lien and Security Interest: Assignment of Rents. To secure to the Mortgagee the payment and performance of the Obligations for a principal amount not to exceed One Hundred Sixty Five Million and 00/100 US Dollars ($165,000,000.00), which is the maximum amount of principal indebtedness secured hereby, together with all interest, expenses and other sums which may from time to time become due and payable to the Mortgagee under the Operative Documents or by reason of the exercise of its rights and remedies under this Mortgage or any of the Operative Documents:

            (a) The Mortgagor does hereby mortgage, grant, bargain, sell, convey, assign, transfer and set over to the Mortgagee, with power of sale, to the extent permitted by Applicable Law: (i) all of the Mortgagor's right, title and interest in the Subject Property, all condemnation and insurance proceeds relative to the subject property and all profits as described below; and (ii) all of the Mortgagor's right, title and interest in and to all proceeds of the conversion, whether voluntary or involuntary, of any of the above-described property into cash or other liquid claims, including, without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive the same, which may be made as a result of casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value thereof, the foregoing being referred to hereinafter as the "Security Property".

                  TO HAVE AND TO HOLD the Security Property, subject however to Permitted Property Liens (which shall include the items set forth on Schedule II), unto the Mortgagee, its successors and assigns forever.

                  (i) Protective Advances. The Mortgagee shall have the right, but not the obligation, to make protective advances with respect to the Security Property for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Security Property, and such protective advances, together with interest thereon at the Overdue Rate from the date of each such advance until it is repaid in full, shall be secured by this Mortgage to the

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                        fullest extent and with the highest priority
                        contemplated by Applicable Law.

                  (ii) Mortgage. The Mortgagor and the Mortgagee intend that this Mortgage shall secure Mortgagor's obligation to repay the unpaid balance of advances made by the Mortgagee and/or the holder hereof under the Master Lease and other Operative Documents to the fullest extent and with the highest priority contemplated by applicable law. The obligations secured hereby shall include, without limitation, all Basic Rent, Accrual Rent and Fixed Rent as well as all Supplemental Rent due from Mortgagor under the Master Lease. The maximum amount of advances, exclusive of interest thereon (whether or not identified as interest and including specifically all Accrual Rent under the Master Lease), and exclusive of advances made for the payment of real estate taxes, assessments, insurance premiums and costs incurred for the protection of the Security Property, all of which are also secured by this Supplement, which may be outstanding at any time is One Hundred Sixty Five Million and 00/100 Dollars ($165,000,000.00).

            (b) The Mortgagor hereby grants to the Mortgagee a security interest in the Mortgagor's interest in that portion of the Security Property (the "UCC Property") subject to the Uniform Commercial Code of the State of New Jersey (the "UCC"). This Mortgage shall also be deemed to be a security agreement and shall support any financing statement showing the Mortgagee's interest as a secured party with respect to any portion of the UCC Property described in such financing statement. The Mortgagor agrees, at its sole cost and expense, to execute, deliver and file from time to time such further instruments as may be requested by the Mortgagee to confirm and perfect the lien of the security interest in the collateral described in this Mortgage.

            (c) The Mortgagor hereby irrevocably assigns, conveys, transfers and sets over unto the Mortgagee all and every part of the rents, issues and profits (collectively, the "Profits") that may from time to time become due and payable on account of any and all subleases or other occupancy agreements now existing, or that may hereafter come into existence with respect to the Subject Property or any part thereof, including any guaranties of such sublease or occupancy agreements (collectively, the "Subleases") provided, that, unless a Lease Event of Default is continuing, the Mortgagor shall have the right to collect and retain such Profits. Upon request of the Mortgagee, the Mortgagor shall execute and cause to be recorded, at its expense, supplemental or additional assignments of any Subleases of the Subject Property. Upon the occurrence and during the continuance of a Lease Event of Default, the Mortgagee is hereby fully authorized and empowered in its discretion (in addition to all other powers and rights herein granted), to apply for and collect and receive all such

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                  Profits and enforce such guaranty or guaranties, and all money so received under and by virtue of this assignment shall be applied as further security for the payment and performance of the Obligations secured hereby.

            (d) Notwithstanding that this Mortgage is an absolute assignment of the Profits and the Subleases and not merely the collateral assignment of, or the grant of a lien or security interest in, the Profits and the Subleases, the Mortgagee grants to the Mortgagor a revocable license to collect and receive the Profits and to retain, use and enjoy such Profits. Such license shall be automatically revoked upon the occurrence and during the continuance of any Lease Event of Default.

            (e) It is intended that this Mortgage shall be a Lessor Mortgage and that the Subject Property be a Security Property and a Property as those terms are defined in the Participation Agreement and the other Operative Documents and that all terms covenants conditions and requirements of said Operative Documents applicable thereto shall apply to the Subject Property including without limitation those relating to sale, lease or further encumbrance of any Property.

      SECTION 2. Remedies. (a) Upon the occurrence and during the continuance of a Lease Event of Default each of which is also a default under this Mortgage, the Mortgagee may exercise any one or more of the following rights and remedies as it, in its sole discretion, may deem necessary or appropriate:

                  (i)   collect interest on all past due sums at the Overdue
                        Rate;

                  (ii) terminate the Master Lease and, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of security, enter upon and take possession of the Security Property, or any part thereof, in its own name, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Security Property, or any part thereof or interest therein, to increase the income therefrom or to protect the security hereof and, with or without taking possession of the Security Property, to sue for or otherwise to collect the Profits thereof, including, without limitation, those past due and unpaid, and to apply the same, less costs and expenses of operation and collection, including, without limitation, reasonable attorneys' fees, upon any Obligations secured hereby, all in such order as the Mortgagee may determine. The entering upon and taking possession of the Security Property, and the collection of such Profits and the application thereof as aforesaid, shall not cure or waive any Lease Event of Default or notice of a Lease Event of Default hereunder or invalidate any act done in response to such Lease Event of Default and, notwithstanding the continuance in

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                        possession of the Mortgagee or the collection, receipt
                        and application of Profits by the Mortgagee, the Mortgagee shall be entitled to exercise every right provided for herein or by law upon the occurrence and during the continuance of any Lease Event of Default, including, without limitation, the right to exercise the power of sale;

                  (iii) declare all Obligations and sums secured hereby
                        immediately due and payable by delivery to the Mortgagor of written declaration of the occurrence and continuance of a Lease Event of Default and to the extent permitted by Applicable Law, conduct a non-judicial foreclosure by power of sale;

                  (iv) foreclose this mortgage in the manner provided by Applicable Law for the foreclosure of mortgages on real property;

                  (v) whether or not a judicial or non-judicial foreclosure has been commenced, declare immediately due and payable without notice or demand, except as otherwise required hereunder or under Applicable Law, all amounts payable by the Mortgagor hereunder or under the other Operative Documents which are then unpaid, with all interest and sums accrued and accelerate payment thereof notwithstanding contrary terms of payment stated therein and exercise all other rights and remedies available hereunder, under Applicable Law, in equity or otherwise;

                  (vi) without regard to the adequacy of its security or the then value of the Security Property or the interest of the Mortgagor therein, apply to any court having jurisdiction to appoint a receiver or receivers of the Security Property and the Mortgagor hereby irrevocably consents to such appointment and, to the extent permitted by Applicable Law, waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers of the Mortgagee provided for herein, and shall continue as a receiver and exercise all such powers until the date of confirmation of sale of the Security Property unless such receivership is sooner terminated by the Mortgagee in its sole discretion or as a court of competent jurisdiction shall direct.

                  Upon the occurrence and during the continuance of a Lease Event of Default, the Mortgagee shall be entitled to enforce payment and performance of any Obligations secured hereby and to exercise all rights and powers hereunder or any laws now or hereafter in force notwithstanding that some or all of said Obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. To the extent permitted by

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                  Applicable Law, neither the acceptance nor the enforcement hereof, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the Mortgagee's right to realize upon or enforce any other security now or hereafter held by the Mortgagee and, to the extent permitted by Applicable Law, the Mortgagee shall be entitled to enforce the rights and remedies provided for herein and any other security now or hereafter held by the Mortgagee in such order and manner as it may in its absolute discretion determine. No remedy conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy, but each shall be cumulative and shall be in addition to every other remedy given hereby or now or hereafter existing at law or in equity or by statute. To the extent permitted by Applicable Law, every power or remedy given hereby to the Mortgagee or to which the Mortgagee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies.

            (b) Upon the occurrence and during the continuance of a Lease Event of Default, the Mortgagee, in addition to and not in lieu of or in diminution of the rights and remedies provided above shall have all of the rights and remedies of a secured party under the UCC, which rights and remedies may be exercised without application to any court to the extent permitted by the UCC.

      SECTION 3. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the laws of the State of New Jersey ("Applicable Law") and each of the Mortgagee and the Mortgagor agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in such state. The terms and provisions set forth in Schedule III attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Schedule III, the terms and provisions set forth in Schedule III shall govern and control.

      SECTION 4. Satisfaction of the Mortgage, Security Interest and Assignment of Rents and Subleases. If the Mortgagor complies with the provisions of this Mortgage and irrevocably pays and performs (to the reasonable satisfaction of Mortgagor) all of the Obligations secured hereby, in accordance with the provisions of the Master Lease, and the other Operative Documents and in the manner and at the times set forth therein, without deduction, fraud or delay, then and from thenceforth this Mortgage and the estate hereby granted and created in favor of the Mortgagee, shall cease and become void, anything hereinbefore contained to the contrary notwithstanding.

      SECTION 5. Maximum Interest Rate. No provision of this Mortgage or any transaction related thereto shall require the payment or permit the collection of interest or any other amount in excess of the maximum permitted by Applicable Law. If any excess of interest or any other amount in such respect is herein or any other Operative Document provided for, the Mortgagor

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

shall not be obligated to pay such excess interest or any other amounts in excess of the amount permitted by applicable law, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Mortgage and the other Operative Documents.

      SECTION 6. Security Agreement and Fixture Financing Statement. This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the UCC. The Subject Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagee in the Subject Property. Mortgagor has herein granted to Mortgagee, as security for the Obligations, a security interest in the UCC Property to the full extent that the UCC Property may be subject to the UCC. The information contained in this Section 6 is provided in order that this Mortgage shall comply with the requirements of the UCC for mortgages to be effective as financing statement filed as a fixture filing. The name of the "debtor" is ITT INDUSTRIES, INC.; the name of the "secured party" is REXUS L.L.C.; the mailing address of the "secured party" from which information concerning the security interest may be obtained and the mailing address of the "debtor" are as set forth in Schedule V hereto. The types, or the items, of collateral covered hereby consist of the UCC Property identified in Section 1 which constitute fixtures or personal property. The Mortgagee is the record owner of the Land.

      SECTION 7. Notices. For purposes of this instrument as a fixture filing, and for all other purposes, unless otherwise specifically provided herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be given in the manner set forth in Section 26.4 of the Master Lease and delivered to Mortgagor or Mortgagee at the addresses set forth above.

                       [Signature Block on Following Page]

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      IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                ITT INDUSTRIES, INC., as Mortgagor

                                     By: /s/ Donald Foley
                                         ----------------
                                     Name: Donald Foley
                                     Title: Senior Vice President, Treasurer and
                                     Director of Tax

                                   Schedule I

                                Legal Description

Commencing at a point on the westerly side of River Road (55 feet wide), 30 feet from the centerline of previous 50 ft. R.O.W., said point being the dividing line between Block 83.01 Lot 4 and Block 83.01 Lot 1.01 and running the following courses and distances; thence

Section 1. Along the dividing line between Block 83.01 Lot 1.01 and Block 83.01 Lot 4 North 69 degrees 00'57" East a distance of 5.20 feet to the Point of Beginning; thence

A.       South 05 degrees 05'53" West, a distance of 84.32 feet; thence
B.       South 06 degrees 35'47" East, a distance of 143.14 feet; thence
C.       South 11 degrees 26'17" East, a distance of 103.17 feet; thence
D.       North 87 degrees 33'42" West, a distance of 418.94 feet; thence
E.       South 25 degrees 25'19" West, a distance of 193.71 feet; thence
F.       North 87 degrees 33'42" West, a distance of 170.64 feet; thence
G.       North 64 degrees 34'55" West, a distance of 163.25 feet; thence
H.       North 87 degrees 33'42" West, a distance of 190.32 feet; thence
I.       South 08 degrees 24'41" West, a distance of 112.10 feet; thence
J.       North 81 degrees 21'01" West, a distance of 51.42 feet; thence
K.       South 08 degrees 58'57" West, a distance of 11.07 feet; thence
L.       North 81 degrees 06'09" West, a distance of 204.71 feet; thence
M.       North 05 degrees 22'50" West, a distance of 193.17 feet; thence
N.       South 85 degrees 10'45" West, a distance of 181.84 feet; thence
O.       North 50 degrees 31'04" West, a distance of 79.81 feet; thence
P.       North 21 degrees 43'47" West, a distance of 350.63 feet; thence
Q.       North 04 degrees 55'42" West, a distance of 95.18 feet; thence
R.       North 00 degrees 00'51" East, a distance of 299.57 feet; thence
S.       South 89 degrees 59'09" East, a distance of 78.00 feet; thence
T.       North 00 degrees 00'51" East, a distance of 25.00 feet; thence
U.       South 89 degrees 59'09" East, a distance of 374.44 feet; thence
V. South 74 degrees 48'47" East, a distance of 87.22 (Survey) 86.15 (Deed) feet; thence
W.       South 72 degrees 56'47" East, a distance of 262.88 feet; thence

X.       South 67 degrees 53'17" East, a distance of 129.78 feet; thence
Y.       South 58 degrees 23'37" East, a distance of 293.48 feet; thence
Z. South 69 degrees 00'57" East, a distance of 527.06 feet to the Point of Beginning.
Encompassing an area of 1,131,200 sf or 25.969 Acres.

                                   Schedule II

                       Additional Permitted Property Liens

                                      None

                                  Schedule III

                              Local Law Provisions

      1. Warranty of Title. At the time of the recordation of this Mortgage, Mortgagor is well seized of an indefeasible estate in fee simple in the portion of the Security Property which constitutes real property and owns good title to the portion of the Security Property which constitutes personal property, and Mortgagor has good right, full power and lawful authority to convey, mortgage and grant a security interest therein and to assign any Rents due Mortgagor relative to the Security Property. Said title of Mortgagor in the Security Property is free and clear of all liens, charges, easements, covenants, conditions, restrictions and encumbrances whatsoever, other than liens expressly permitted under the Loan Agreement, including, as to the personal property and fixtures, security agreements, conditional sales contracts and anything of a similar nature. Mortgagor shall and will forever defend the title to the Security Property against the claims of all persons whomsoever.

      2. Mortgage Taxes. In the event of the passage of any federal, state or local governmental law, order, rule or regulation subsequent to the date hereof which changes or modifies in any manner the laws now in force governing the taxation of mortgages or debts secured by mortgages or the manner of collecting taxes so as to materially and adversely affect Mortgagee, all sums secured by this Mortgage and all interest accrued thereon shall become due forthwith at the option of Mortgagee and be payable 60 days after notice to Mortgagor. Notwithstanding the foregoing, instead of paying all the sums secured by this Mortgage and all interest accrued thereon as provided above, Mortgagor shall have the right to pay to Mortgagee an amount which will place Mortgagee in exactly the same position Mortgagee would have been in had the events outlined above not occurred, provided, however, if such payment may, in Mortgagee's judgment, be considered unlawful by a court of competent jurisdiction, then such payment may not be made and all sums secured by this Mortgage and all interest accrued thereon shall become due forthwith at the option of Mortgagee and payable 60 days after notice to Mortgagor as aforesaid.

      3. No Tax Credits. Mortgagor shall not claim or demand or be entitled to receive any credit or credits on any principal or interest payable with respect to any Obligations, for so much of the taxes, assessments or similar charges assessed against the Security Property, or any part thereof, as are applicable to the Obligations or to Mortgagee's interest in the Security Property. No deduction shall be claimed from the taxable value of the Security Property or any part thereof by reason of the Obligations or this Mortgage.

      4. Further Assurances; After Acquired Property. At any time and from time to time, upon request from Mortgagee, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee and, where appropriate, to cause to be recorded or filed, or both, and from time to time thereafter to be re-recorded or refiled, or both, at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all such other and further mortgages, security agreements, financing statements, continuation statements, instruments of further assurances, certificates and other documents as may, in the opinion of

Mortgagee, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve (i) the obligations of the Mortgagor under this Mortgage and the other Operative Documents, and (ii) the lien and security interest of this Mortgage as a first and prior lien and security interest upon all of the Security Property, whether now or hereafter acquired by Mortgagor. Upon any failure by Mortgagor to so make, execute and deliver each of such documents after written demand, Mortgagee may make, execute, record, file, re-record and refile, as appropriate, any and all such mortgages, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as its agent and attorney-in-fact in connection therewith. The lien and security interest hereof will automatically attach, without further act, to all after-acquired property owned by Mortgagor attached to or used in connection with the operation of the Security Property or any part thereof.

      5. Receiver. If a Lease Event of Default shall have occurred and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Obligations or the insolvency of any party bound for its payment to the appointment of a receiver to take possession of and to operate the Security Property and to collect and apply the rents, issues, profits, revenues, awards and other benefits thereof. The receiver shall have all of the rights and powers to the fullest extent permitted by law. Mortgagor shall pay to Mortgagee upon demand all of Mortgagee's costs and expenses, including, without limitation, receiver's fees and expenses and attorneys' fees and expenses, incurred pursuant to this Section plus interest thereon accruing at the Default Rate, and all such amounts shall be additional indebtedness comprising Obligations.

      6. Mortgagee's Power of Enforcement. If a Lease Event of Default shall have occurred and be continuing, Mortgagee may, either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Obligations or the performance of any term, covenant, condition or agreement of this Mortgage or any other right, (ii) to foreclose this Mortgage and to sell the Security Property as an entirety or otherwise, as Mortgagee may determine, and (iii) to pursue any other remedy available to it, including, without limitation, any remedy available to it under any of the Operative Documents, all as Mortgagee shall deem most effectual for such purposes. Mortgagee may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as Mortgagee may determine. Mortgagee may elect to pursue any one or more or all of the foregoing.

      7. Purchase by Mortgagee. Upon any foreclosure sale, Mortgagee may bid for and purchase the Security Property and shall be entitled to apply all or any part of any indebtedness or obligation secured hereby as a credit to the purchase price.

      8. Fees and Expenses; Application of Proceeds of Sale. In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness secured hereby (and part of the Obligations) in the decree for sale, to the extent permitted by law, all costs and expenses which may be paid or incurred by or on behalf of Mortgagee or the holder of the Notes for attorneys' fees and expenses, appraiser's fees and expenses, receiver's fees and expenses, insurance, taxes, outlays for documentary and expert evidence, costs for preservation of the Security Property, stenographer's charges, publication cost and costs of procuring all abstracts of title, title searches and examinations, and similar data and assurances with respect to title as Mortgagee may deem to be necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or value of the Security Property, or for any other reasonable purpose. The amount of any such costs and expenses which may be paid or incurred after the decree for sale is entered may be estimated and the amount of such estimate may be allowed and included as additional indebtedness secured hereby (and part of the Obligations) in the decree for sale. In the event of a foreclosure sale of the Security Property, the proceeds of said sale shall be applied first to the expenses of such sale and of all proceedings in connection therewith, including, without limitation, attorneys' fees and expenses, then to insurance premiums, liens, assessments, taxes and charges, including, without limitation, utility charges, then to payment of the outstanding principal balance of any Obligations secured hereby, then to the Remaining Obligations.

      9. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees, to the fullest extent permitted by law, that if a Lease Event of Default occurs hereunder, neither Mortgagor nor anyone claiming through or under Mortgagor shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Security Property hereby conveyed, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for itself and all who may at any time claim by, through or under it, hereby waives and releases, to the fullest extent permitted by law, the benefit of all such laws and any and all rights to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof.

      10. Leases. Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Security Property, or to name said tenants in the foreclosure, and the failure to make such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby, or any deficiency remaining unpaid after the foreclosure sale of the Security Property.

      11. Discontinuance of Proceedings and Restoration of the Parties. In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then and in every such case, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

      12. Suits to Protect the Security Property. Upon the occurrence of a Lease Event of Default hereunder, Mortgagee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Security Property by any acts which may be unlawful or in violation of this Mortgage; (ii) to preserve or protect its interest in the Security Property and in the rents, issues, profits, revenues, awards and other benefits arising therefrom; and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, regulation, rule, order or other requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, regulation, rule, order or other requirement would impair the security hereunder or be prejudicial to the interest of Mortgagee, and all costs and expenses incurred by Mortgagee in connection therewith (including, without limitation, attorneys' fees and expenses) shall be paid by Mortgagor to Mortgagee on demand with interest at the Default Rate, and all such amounts shall be additional indebtedness secured hereby (and part of the Obligations).

      13. Mortgagee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount due and payable by Mortgagor under this Mortgage at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

      14. Assignment. For $10.00 and other good and valuable consideration, including the indebtedness evidenced by the Operative Documents, the receipt and sufficiency of which are hereby acknowledged, Mortgagor has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell and convey absolutely unto Mortgagee any leases and the rents payable to Mortgagor relative to the Security Property, subject only to the hereinafter referenced License, to have and to hold the Leases and the Rents unto Mortgagee, forever, and Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the leases and the rents unto Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof by or through Mortgagor; provided, however, if Mortgagor shall pay or cause to be paid and shall perform and discharge or cause to be performed and discharged, the Obligations on or before the date same is to be paid, performed and discharged, then this assignment shall terminate and be of no further force and effect, and all rights, titles and interests conveyed pursuant to this assignment shall become revested in Mortgagor without the necessity of any further act or requirement by Mortgagor or Mortgagee. Notwithstanding any provisions herein, Mortgagor may only lease the Security Property to third parties in accordance with the Operative Documents.

      15. Limited License. Mortgagee hereby grants to Mortgagor a limited license (the "License"), nonexclusive with the rights of Mortgagee reserved in this Mortgage, to exercise and enjoy all incidences of ownership of the Leases and the Rents, including specifically but without limitation the right to collect, demand, sue for, attach, levy, recover and receive the Rents, and to give proper receipts, releases and acquittances therefor. Mortgagor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rent so collected, to the payment, satisfaction and discharge of the indebtedness described in the Operative Documents as and when the same shall become due and payable. Thereafter, Mortgagor may use the balance of the Rent collected in any manner not inconsistent with the Operative Documents.

      16. Enforcement of Leases. Subject to and in accordance with the terms and conditions of Section 1.16 of this Mortgage, Mortgagor shall (a) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon the landlord under any Lease,
(b) maintain each of the Leases in full force and effect during the term thereof, (c) to the extent commercially reasonable, appear in and defend any action or proceeding in any manner connected with any of the Leases, (d) deliver to Mortgagee copies of executed counterparts of all Leases and (e) deliver to Mortgagee such further information, and execute and deliver to Mortgagee such further assurances and assignments, with respect to the Leases as Mortgagee may from time to time reasonably request. Without Mortgagee's prior written consent, Mortgagor shall not materially discount any future accruing Rent, or assign or grant a security interest in or to the License or any of the Leases.

      17. Suits; Attornment. Subject to the License and the provisions of
Section 2.1.2 of this Mortgage, Mortgagee hereby reserves and may exercise the right and Mortgagor hereby acknowledges that Mortgagee has the right (but not the obligation), upon the occurrence and during the continuance of a Lease Event of Default, to collect, demand, sue for, attach, levy, recover and receive any Rent, to give proper receipts, releases and acquittances therefor and, after deducting the expenses of collection, to apply the net proceeds thereof as a credit upon any portion of any indebtedness secured hereby selected by Mortgagee, notwithstanding that such portion selected may not then be due and payable or that such portion is otherwise adequately secured. Mortgagor hereby authorizes and directs any lessee of the Security Property to deliver any such payment to, and otherwise to attorn all other obligations under the Leases direct to, Mortgagee. Mortgagor hereby ratifies and confirms all that Mortgagee shall do or cause to be done by virtue and in compliance with the terms of this assignment. No lessee shall be required to inquire into the authority of Mortgagee to collect any Rent, and any lessee's obligation to Mortgagor shall be absolutely discharged to the extent of its payment to Mortgagee.

      18. Remedies. Upon or at any time after the occurrence of a Lease Event of Default, Mortgagee, at its option and in addition to the remedies provided in this Mortgage, shall have the complete, continuing and absolute right, power and authority to terminate the License solely by the giving of written notice of termination to Mortgagor. Upon Mortgagee's giving of such notice, the License shall immediately terminate without any further action being required of Mortgagee. Thereafter, as long as any Event of Default shall exist, Mortgagee shall have the exclusive right, power and authority to take any and all action as described above, regardless of whether a foreclosure sale of the remainder of the Security Property has occurred under this Mortgage, or whether Mortgagee has taken possession of the remainder of the Security Property or attempted to do any of the same. No action referred to above or in this Section taken by Mortgagee shall constitute an election of remedy. Notwithstanding any term to the contrary herein, in the event of such a termination of Mortgagor's License, such License shall be reinstated when and if the applicable Event of Default shall have been cured or waived.

      19. No Obligation of Mortgagee. Neither the acceptance by Mortgagee of the assignment granted in this Mortgage, nor the granting of any other right, power, privilege or authority in this Mortgage, nor the exercise of any of the aforesaid, shall (a) prior to the actual taking of physical possession and operational control of the Security Property by Mortgagee, be deemed to constitute Mortgagee as a "mortgagee in possession" or (b) at any time thereafter, obligate Mortgagee (i) to appear in or defend any action or proceeding relating to the Leases, the Rents or the remainder of the Security Property, (ii) to take any action hereunder, (iii) to expend any money or incur any expenses or perform or discharge any obligation, duty or liability with respect to any Lease, (iv) to assume any obligation or responsibility for any deposits which are not physically delivered to Mortgagee or (v) for any injury or damage to person or property sustained in or about the Security Property.

      20. Mortgagor's Indemnities. So long as the License is in effect, Mortgagor shall indemnify and hold Mortgagee harmless from and against any and all liability, loss, cost, damage or expense which Mortgagee incurs under or by reason of this assignment, or for any action taken by Mortgagee hereunder in accordance with the terms hereof, or by reason of or in defense of any and all claims and demands whatsoever which are asserted against Mortgagee arising out of the Leases. In the event Mortgagee incurs any such liability, loss, cost, damage or expense, the amount thereof together with all reasonable attorneys' fees and interest thereon at the Default Rate shall be payable by Mortgagor to Mortgagee, within 10 days after demand by Mortgagee, and shall be secured by this Mortgage, provided that Mortgagor shall have no duty or liability hereunder to indemnify and hold Mortgagee harmless from matters resulting from the willful misconduct or gross negligence of Mortgagee.

                                   Schedule IV

                                  Defined Terms

      "Appurtenant Rights" means, with respect to the Land and the Subject Property, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, and other rights and benefits at any time belonging or pertaining to the Land and the Subject Property, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land and (iii) all of the Lessee/Mortgagor's right, title and interest in all general intangibles relating to the design, development, operation, management and use of the Subject Property, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any Governmental Authority in connection with the development, use, operation or management of the Subject Property, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Subject Property, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Subject Property, and all payment and performance bonds or warranties or guarantees relating to the Subject Property, all to the extent assignable.

      "Equipment" means any equipment the removal of which could reasonably be expected to affect the value or utility of the Land or the Subject Property, taken together or separately, including heating, electrical, switch gear, power supply, lighting, plumbing, ventilation, air conditioning and air cooling systems, refrigerating equipment, generators, locking and unlocking equipment, communication systems, sprinkler system and fire prevention systems, security systems and fixtures of all kinds; provided, however, that the term "Equipment" shall expressly exclude all inventory, furniture and furnishings.